Exhibit 10.10

Execution Copy

AMENDMENT NO. 3 TO MASTER REPURCHASE AND SECURITIES CONTRACT

AMENDMENT NO. 3 TO MASTER REPURCHASE AND SECURITIES CONTRACT, dated as of November 8, 2013 (this “Amendment”), between ACRC LENDER W LLC, a Delaware limited liability company (“Seller”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

RECITALS

WHEREAS, Seller and Buyer are parties to that certain Master Repurchase and Securities Contract, dated as of December 14, 2011 (as amended by Buyer, Seller and Guarantor pursuant to Amendment No. 1 to Master Repurchase and Securities Contract dated as of May 22, 2012 (“Amendment No. 1”), and as amended by Buyer and Seller pursuant to Amendment No. 2 to Master Repurchase and Securities Contract dated as of June 27, 2013 (“Amendment No. 2”), and as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”); and

WHEREAS, Seller and Buyer have agreed to further amend certain provisions of the Repurchase Agreement in the manner set forth herein.

Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer each hereby agree as follows:

SECTION 1.                                     Amendments to Repurchase Agreement.

(a)                                 The defined terms “Future Funding Amount”, “Future Funding Date”, “Future Funding Request Package”, and “Future Funding Transaction”, as set forth in Article 2 of the Repurchase Agreement, are hereby amended and restated in their entirety to read as follows:

“Future Funding Amount”:  With respect to any Purchased Asset for which a Future Funding Transaction has been requested by Seller and approved by Buyer pursuant to Section 3.11, the product of (a) the amount that Seller is funding as a post-closing advance on the related Future Funding Date as required by the Underlying Loan Documents relating to such Purchased Asset, provided, in no event shall the aggregate amount so requested by Seller exceed the amount of future funding set forth on the related Confirmation for the initial Transaction relating to such Purchased Asset, minus all previous Future Funding Amounts funded by Buyer relating to such Purchased Asset, and (b) the Applicable Percentage for such Purchased Asset.

“Future Funding Date”:  With respect to any Purchased Asset for which a Future Funding Transaction has been requested by Seller and approved by Buyer,

the date on which Seller is required to fund a Future Funding Amount pursuant to the Underlying Loan Documents relating to such Purchased Asset.

“Future Funding Request Package”:  With respect to one or more Future Funding Transactions, the following, to the extent applicable and available, unless any such items were previously delivered to Buyer and have not been modified since the date of each such delivery:  (a) the related request for advance, executed by the related Underlying Obligor (which shall include evidence of Seller’s approval of the related Future Funding Transaction); (b) the related affidavit executed by the related Underlying Obligor; (c) the executed escrow agreement, if funding through escrow; (d) copies of all relevant trade contracts; (e) the title policy endorsement for the advance; (f) copies of any tenant leases; (g) copies of any service contracts; (h) updated financial statements, operating statements and rent rolls; (i) evidence of required insurance; (j) updates to the engineering report, if required pursuant to the related Underlying Loan Documents; and (k) copies of any additional documentation as required in connection therewith pursuant to the related Underlying Loan Documents.

“Future Funding Transaction”:  Any Transaction approved by Buyer pursuant to Section 3.11 where the funded amounts are to be applied for the funding of a post-closing advance with respect to either (a) any Securitized Purchased Asset, or (b) any Non-Securitized Purchased Asset, but only to the extent identified by Seller and approved by Buyer in the related Confirmation as a Purchased Asset for which Future Funding Transactions are permitted.

(b)                                 The initial, introductory paragraph of the definition of “Material Modification”, as set forth in Article 2 of the Repurchase Agreement, is hereby amended and restated in its entirety to read as follows:

“Material Modification”: Any material extension, amendment, waiver, termination, rescission, cancellation, release or other modification to the terms of, or any collateral, guaranty or indemnity for, or any other action, direction or decision that could adversely affect the value or collectability of any amounts due with respect to the Purchased Assets, as determined by Buyer.  Notwithstanding the foregoing, so long as no Material Facility Default or Event of Default has occurred, Seller (or Servicer, on its behalf) shall have the right without the consent of Buyer in each instance to enter into any amendment, deferral, extension, modification, increase, decrease, renewal, replacement, consolidation, supplement or waiver of, or to exercise any rights of a holder under (collectively, a “Loan Modification”), the Mortgage Loan Documents and such Loan Modification shall not constitute a Material Modification provided that either (I) if the related Loan Modification is being made in connection with a Securitized Purchased Asset, such Loan Modification satisfies all of the applicable terms, conditions and requirements which are set forth in the related participation agreement (it being understood, for the avoidance of doubt, that modifications to any such participation agreement are expressly prohibited under Section 8.03), or (II) the same does not:

(c)                                  The following, new defined terms are hereby added to Article 2 of the Repurchase Agreement in correct alphabetical order:  “Securitized Purchased Asset” and “Non-Securitized Purchased Asset”.

“Securitized Purchased Asset”:  Any Purchased Asset described on Schedule 4 hereto.

“Non-Securitized Purchased Asset”:  Any Purchased Asset other than those described on Schedule 4 hereto.

(d)                                 Section 3.11 of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 3.11              Future Funding Transactions.  Buyer’s agreement to enter into any Future Funding Transaction is subject to the satisfaction of the following conditions precedent, both immediately prior to entering into such Future Funding Transaction and also after giving effect to the consummation thereof:

(i)                           Seller shall give Buyer written notice of each Future Funding Transaction, together with a signed, written confirmation in the form of Exhibit J attached hereto prior to the related Future Funding Date (each, a “Future Funding Confirmation”), signed by a Responsible Officer of Seller.  Each Future Funding Confirmation shall identify the related Whole Loan and/or Senior Interest, shall identify Buyer and Seller and shall be executed by both Buyer and Seller; provided, however, that Buyer shall not be liable to Seller if it inadvertently acts on a Future Funding Confirmation that has not been signed by a Responsible Officer of Seller.  Each Future Funding Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Future Funding Transaction covered thereby, and shall be construed to be cumulative to the extent possible.  If terms in a Future Funding Confirmation are inconsistent with terms in this Agreement with respect to a particular Future Funding Transaction, other than with respect to the Applicable Percentage and Maximum Applicable Percentage set forth in such Future Funding Confirmation, this Agreement shall prevail.

(ii)                        For each proposed Future Funding Transaction, no less than seven (7) Business Days prior to the proposed Future Funding Date, Seller shall deliver to Buyer a Future Funding Request Package.  Buyer shall have the right to conduct an additional due diligence investigation of the Future Funding Request Package and/or the related Whole Loan and/or Senior Interest as Buyer determines.  Prior to the approval of each proposed Future Funding Transaction by Buyer, Buyer shall have determined, in its sole and absolute discretion, that all of the applicable conditions precedent for a Transaction, as described in Section 6.02(b), (e), (f) and (h) have been met by Seller and that the consummation of the related Future Funding Transaction would not otherwise cause Seller to breach the Minimum Portfolio Debt Yield Test.  In addition thereto, for each proposed Future Funding Transaction which relates to a Non-Securitized Purchased Asset, the related Non-Securitized Purchased Asset shall, immediately before each Future Funding Transaction and immediately after giving effect thereto, satisfy both the Debt Yield Test and the PPV Test.  So long as all such conditions have been satisfied, no Default or Event of Default then-currently exist and Buyer has determined, in its sole and absolute discretion, that, if Buyer has not purchased from Seller a complete ownership interest in the entire related Whole Loan, that all of the terms and conditions relating to the splitting of such Whole Loan into multiple interests are satisfactory to Buyer in all respects, then Buyer shall be required to approve the related Future Funding Transaction on a timely basis.

(iii)                     Upon the approval by Buyer of a particular Future Funding Transaction, Buyer shall deliver to Seller a signed copy of the related Future Funding Confirmation described in clause (i) above, on or before the related Future Funding Date.  On the related Future Funding Date, which shall occur no later than three (3) Business Days after the final approval of the Future Funding Transaction by Buyer (a) if an escrow agreement has been established in connection with such Future Funding Transaction, Buyer shall remit the related Future Funding Amount to the related escrow account, (b) if the terms of the Underlying Loan Documents provide for a reserve account in connection with future advances, Buyer shall remit the related Future Funding Amount to the applicable reserve account, (c) if Seller has previously paid to the related Underlying Obligor the entire amount that Seller was then-currently required to pay to such Underlying Obligor, then Buyer shall remit the related Future Funding Amount directly to Seller, and (d) otherwise, Buyer shall remit the related Future Funding Amount directly to the related Underlying Obligor.

(e)                                  The fifth full sentence of Section 8.03 of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

Seller shall not, or permit Interim Servicer to, make any Material Modification to any Purchased Asset, Senior Interest Document or Mortgage Loan Document, or to amend any participation agreement executed in connection with any Securitized Purchased Asset.

(f)                                   Exhibit J to the Repurchase Agreement is hereby amended, restated and replaced in its entirety with the attached Exhibit J hereto.

SECTION 2.                                     Conditions Precedent.  This Amendment and its provisions shall become effective on the first date on which this Amendment is executed and delivered by a duly authorized officer of each of Seller and Buyer (the “Amendment Effective Date”).

SECTION 3.                                     Representations, Warranties and Covenants.  Seller hereby represents and warrants to Buyer, as of the date hereof and as of the Amendment Effective Date, that (i) Seller is in compliance in all material respects with all of the terms and provisions set forth in each Repurchase Document to which it is a party on its part to be observed or performed, and (ii) no Default or Event of Default has occurred or is continuing.  Seller hereby confirms and reaffirms its representations, warranties and covenants contained in the Repurchase Agreement, except that Seller has changed its location in the past twelve (12) months.

SECTION 4.                                     Acknowledgement.  Seller hereby acknowledges that Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement and the other Repurchase Documents.

SECTION 5.                                     Limited Effect.  Except as expressly amended and modified by this Amendment, Amendment No. 2 to the Guarantee Agreement by and between Seller and Guarantor dated as of June 27, 2013, Amendment No. 1 to the Fee Letter by and between Seller and Buyer dated as of June 27, 2013, Amendment No. 1 and Amendment No. 2, the Repurchase Agreement, the Fee Letter, and each of the other Repurchase Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Amendment Effective Date, (w) each reference therein and herein to the “Repurchase Documents” shall be deemed to include, in any event, this Amendment, (x) each reference to the “Repurchase Agreement” in any of the Repurchase Documents shall be deemed to be a reference to the Repurchase Agreement as amended hereby, and as previously amended by Amendment No. 1 and Amendment No. 2, (y) each reference to the “Fee Letter” in any of the Repurchase Documents shall be deemed to be a reference to the Fee Letter as amended by Amendment No. 1 to the Fee Letter, and (z) each reference in the Repurchase Agreement to “this Agreement”, this “Repurchase Agreement”, “hereof”, “herein” or words of similar effect in referring to the Repurchase Agreement shall be deemed to be references to the Repurchase Agreement as amended by this Amendment.

SECTION 6.                                     Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 7.                                     Expenses.  Seller agrees to pay and reimburse Buyer for all out-of-pocket costs and expenses incurred by Buyer in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of Cadwalader, Wickersham & Taft LLP, counsel to Buyer.

SECTION 8.                                     GOVERNING LAW.

THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE

GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

SELLER

ACRC LENDER W LLC, a Delaware limited liability company

By:	/s/ Thomas A. Jaekel
Name: Thomas A. Jaekel
Title: Vice President

BUYER

WELLS FARGO BANK, N.A., a national banking association

By:	/s/ John Nelson
Name: John Nelson
Title: Managing Director

EXHIBIT J

FORM OF FUTURE FUNDING CONFIRMATION

[    ] [  ], 20[   ]

Wells Fargo Bank, N.A.
One Wells Fargo Center
301 South College Street
MAC D1053-125, 12th Floor
Charlotte, North Carolina  28202

Attention:  Karen Whittlesey

Re:                             Master Repurchase and Securities Contract dated as of December 14, 2011, (the “Agreement”) between ACRC Lender W LLC (“Seller”) and Wells Fargo Bank, N.A. (“Buyer”)

Ladies and Gentlemen:

This is a Future Funding Confirmation (as this and other terms used but not defined herein are defined in the Agreement) executed and delivered by Seller and Buyer pursuant to Section 3.11 of the Agreement.  Seller and Buyer hereby confirm and agree that as of the Future Funding Date and upon the other terms specified below, shall advance funds to Seller, or at the request of Seller, to the borrower identified below related to the Purchased Assets listed identified below.

Related Purchased Asset:

Market Value: (1)	$

Applicable Percentage: (2)%

Maximum Applicable Percentage:	%

Mortgage Loan Documents:	As described in Appendix 1 hereto

Future Funding Date:	[ ] [ ], 20[ ]

Purchase Price:	$ (1) x (2)

Pricing Margin:

Seller Current Loan Amount:	$

Current Approved Future Funding Amount:	$

Seller’s Remaining Future Funding Amount:	$

Seller hereby certifies as follows, on and as of the above Future Funding Date with respect to the Purchased Asset described in this Confirmation:

1.                                      All of the conditions precedent in Section 3.11 of the Agreement have been satisfied.

2.                                      Seller will make all of the representations and warranties contained in the Agreement (including Schedule 1 to the Agreement as applicable to the Class of such Asset) that it can make with respect to such Asset and specifying on the attached Exhibit 1 of their Future Funding Confirmation which representations and warranties Seller will be unable to make with respect to such Asset.

Seller:

ACRC LENDER W LLC

By:
Name:
Title:

Buyer:

Acknowledged and Agreed:

Wells Fargo Bank, N.A.
By:
Name:
Title: